SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: November 3, 2000
                        (Date of earliest event reported)


                        BRIGHTON TECHNOLOGIES CORPORATION
                       ---------------------------------
              Exact name of registrant as specified in its charter

          Delaware                    0-24903                   87-0460452
          --------                    -------                   ----------
State of other jurisdiction of    Commission File No.        I.R.S. Employer
incorporation or organization                                      ID No.


             519 SW Third Avenue, Suite 805, Portland, Oregon 97204
             ------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (800) 893-8894
                                                           ---------------

                   6 Pearl Court, Allendale, New Jersey 07401
                   ------------------------------------------
          (Former name or former address if changed since last report)

Item 1.    CHANGES IN CONTROL OF REGISTRANT

         On November 3, 2000, Brighton Technologies Corporation ("Brighton") entered into a Securities Exchange Agreement with the shareholders of Seedling Technology Ventures, Inc. ("Seedling") to acquire all of the issued and outstanding shares of Seedling. In connection with the transaction, Brighton issued an aggregate of 37,439,025 shares to the shareholders of Seedling. The transaction was completed on February 20, 2001 with the issuance of the above mentioned shares. As a result of the transaction, the Seedling shareholders own approximately 78.1% of the outstanding common stock of Brighton.

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

         On February 20, 2001 Brighton completed the acquisition of Seedling. Brighton issued an aggregate of 37,439,025 shares representing approximately 78.1% of the issued and outstanding shares of common stock of Brighton.

         Seedling is a corporation organized under the laws of the State of Oregon. Seedling is an Internet holding company actively engaged in e-commerce through its partner companies, participating in the conception and ongoing nurturing of development state Internet businesses.

Item 5.  OTHER EVENTS

         We have changed our name, pending shareholder notice, from "Brighton Technologies Corporation" to "Seedling Technologies Corporation." The name change will become effective ten (10) days after notice has been sent to our shareholders. In connection with the name change, our common stock symbol has changed from "BGHT" to "SEED."

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         On November 3, 2000, in connection with the execution of the Securities
Exchange  Agreement,   the  following  board  member  resigned  their  positions
effective on that date:

                  Hong Yun
                  Nils Ollquist
                  Michael Muldavin
                  Kit Kung

         Simultaneously, the following individuals were appointed as Brighton's officers and directors:

                  Douglas B. Spink - Chairman and Chief Executive Officer Paul R. Peterson - Director and President

         Douglas B. Spink, Chief Executive Officer: Mr. Spink is the founder of Seedling Technology Ventures, Incorporated. In addition to day-to-day executive responsibilities, he has authority for all corporate financing and acquisitions.

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

Prior to founding Seedling, Mr. Spink has had extensive experience with early stage Internet and technology companies. In 1998 Mr. Spink founded Strategicus Partners, Inc., a technology consultancy and e-commerce business incubator. That company was acquired by The Stonepath Group, Inc. (f/k/a Net Value Holdings) in mid-1999, at which point Mr. Spink joined the board of directors and became that company's Chief Technical Offer. Mr. Spink resigned his positions with Stonepath in January 2000. During the past five years Mr. Spink has invested in, co-founded, or served as an advisor to several e-commerce companies, including webmodal.com (co-founder and board member), assetexchange.com (investor), Bidland.com (advisor) and matacat.com (founder, investor and board member). Prior to Stategicus, Mr. Spink founded and served as CEO of athletica.com and Timberline Direct, a sports nutritional portal and direct marketing company, respectively. He sold both of these companies to a large Northwest retailer in 1998. Mr. Spink was formerly a consultant with the Boston Consulting Group and an analyst at Leo Burnett & Co., where he consulted in marketing with Fortune 100 companies.

         Mr. Spink earned his MBA in marketing from the University of Chicago, his BA in cultural anthropology from Reed College and is currently studying for his Ph.D. in Systems Science at Portland State University, with a research focus on quantitative theories of consciousness. Mr. Spink is also the owner of Timberline Farms LLC, an importer and breeder of Grand Prix showjumping Holsteiner horses.

         Paul R. Peterson, President and Director: Mr. Peterson is responsible for all aspects of the company's operations. Mr. Peterson joined Seedling Technology Ventures Incorporated in January 2000. From February 1998 until January 2000 Mr. Peterson was Vice President at Discover Mortgage Bank, where he managed cross-collateral lending on securities and real estate. From January 1996 through January 1998 Mr. Peterson was the President of Investors Network Corporation, a Honolulu-based venture capital firm. From June 1994 to December 1995, Mr. Peterson was Vice President, Corporate Finance of Wall Street Financial, an investment banking firm and investment holding company.

         Mr. Peterson has a masters degree in International Business Management from Kansai University of Foreign Studies in Osaka, Japan. Mr. Peterson received undergraduate degrees from the University of Minnesota and St. Thomas College in Foreign Languages, Linguistics and International Business and Economics, respectively.

         Each member of New Management has been nominated to serve in such position until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      The  financial   statement  of  Seedling  and  the  pro  forma
                  financial information regarding the combined entity will be filed within 60 days from the date of this filing.

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

         (b)      Exhibits

                  99.1     Securities Exchange Agreement
                  99.2     Resignation of Hong Yun
                  99.3     Resignation of Kit Kung
                  99.4     Resignation of Nils Ollquist
                  99.5     Resignation of Michael Muldavin

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BRIGHTON TECHNOLOGIES CORPORATION



                                              By: /s/ Douglas B. Spink
                                                  ----------------------------
                                                   Douglas B. Spink, CEO



Dated:  March 1, 2001


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